UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Zyrox Mining International, Inc. (formerly Diversified Energy & Fuel, Inc.)

(Name of small business issuer in its charter)

Nevada	2821, 2673	27-2052033
(State or jurisdiction of incorporation or	(Primary Standard Industrial Classification	(IRS Employer Identification No.)
organization)	Code Number)

Zyrox Mining International, Inc.

1800 NE 114 Street, Suite 609

Miami, Florida 33181-3414

Telephone (855) 229-9979

(Address and telephone number of Registrant’s principal executive offices)

Laughlin Associates

9120 Double Diamond Parkway

Reno NV 89521

Telephone 800 648 0966, Fax: (775) 883 4874

(Name, address and telephone number of Registrant’s agent for service)

Please send copies of all communications to:

Joseph Lambert Pittera, Esq.

Law Offices of Joseph Lambert Pittera

2214 Torrance Boulevard

Torrance, California 90501

Telephone: (310) 328-3588

Facsimile No. (310) 328-3063

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

				Proposed
	Amount to	Proposed		Maximum
Title of Each Class	be	Maximum		Aggregate	Amount of
of Securities to be	Registered	Offering Price		Offering Price	Registration
Registered	(1)	Per Share ($)		($)(2)	Fee($)

Shares of Common Stock, $ Par Value $.001	50,000,000	$.25	(1)	$12,500,000	$$1,432.50

1	50,000,000 shares are being offered by a direct offering at the price of $.25 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling shareholders, may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we, nor the selling stockholders, are soliciting offers to buy these securities in any state where the offer of sale is not permitted.

Prospectus

Zyrox Mining International, Inc.

1800 NE 114 Street, Suite 609

Miami, Florida 33181-3414

Telephone (305) 891-8915 and (305) 607 9518

A Maximum of 50,000,000 Shares of Common Stock

At $.25 Per Share

Zyrox Mining International, Inc. (“Company”) is registering a maximum of 50,000,000 shares of its common stock at a fixed price of $.25 per share for sale to the general public in an officer/director best effort offering. The Issuer will not be allowed access to any funds until the minimum of $6,250,000 has been deposited into its escrow account signifying the sale of at least a minimum of 25,000,000 common shares.

The Company is a development stage start-up, and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Prior to this offering, there has been no public market for Zyrox Mining International, Inc.’s common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price		Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$		$0.00	$
Maximum	50,000,000		$$.25	$0.00		$12,500,000
Minimum	25,000,000		$$.25	$0.00		$6,250,000

The information in this prospectus is not complete and may be changed. Zyrox Mining International, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Zyrox Mining International, Inc. does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated September ___, 2012

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COMPENSATION OF DIRECTORS	28
EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
FUTURE SALES BY EXISTING STOCKHOLDERS	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
INDEMNIFICATION	29
AVAILABLE INFORMATION	29

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we, nor the selling shareholders have authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell nor is it seeking an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of shares of our common stock.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “Company” are to Zyrox Mining International, Inc.

COMPANY OVERVIEW

Zyrox Mining International, Inc. (formerly Diversified Energy & Fuel, Inc. until August 15, 2012) was incorporated in the State of Nevada on June 3, 2009. Zyrox Mining International, Inc. began formal operations on June 3, 2009, with the principle purpose of developing, marketing and selling software products through the Internet, and to provide web based services for individuals and small business. During 2010, this business was discontinued and management focused on developing a biodegradable plastic opportunity.

On November 8, 2010, the Company entered into an agreement to acquire 100% of the Membership Interests of WSVPA Bio Products Incorporated, a Nevada LLC in consideration for 102,238,200 shares of common stock. After completion of their due diligence, WSPVA formally closed on the transaction on May 12, 2012. The Company subsequently received 500,000,000 Class "A" membership units and 1,000,000 Class “B” membership units representing 100% of the membership interest of WSPVA (dissolvingplastic.com) in return for 102,238,200 common shares of the Company and WSPVA is now a wholly owned subsidiary of the Company.

On August 17, 2010, the then Chief Executive Officer resigned and appointed Carl H. Kruse as sole Director and Chief Executive Officer. Carl H. Kruse became the majority shareholder at that time by virtue of a Stock Purchase Agreement with the majority shareholder, resulting in a change of control of the Issuer.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan and identification of our target market. We will require the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section of this prospectus.

Our principal and executive offices are located at 1800 NE 114th Street, Suite 609, Miami, Florida 33181 – 3414 with telephone number of (855) 229-9979. Our registered statutory office is located at 9120 Double Diamond Parkway, Reno, Nevada 89521. Our fiscal year-end is May 31.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offer.

Securities Being Offered:	50,000,000 shares of common stock, par value $.001, at a price of $.25 per share.

Offering Price Per Share:	$.25 for the 50,000,000 common shares.

Offering Period:	The shares are being offered for a period not to exceed 180 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company:	$12,500,000 maximum and $6,250,000 minimum.

Use of Proceeds:	See Use of Proceeds

Number of Common Shares Outstanding Before the Offering:	102,238,200

Number of Common Shares Outstanding After the Offering:	152,238,200

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RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

RISKS ASSOCIATED WITH OUR COMPANY

Lack of Profitable Operating History

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

• has funds available for working capital, project development and sales and marketing efforts;

• has funds for the continuous upgrading of its production operations and facilities;

• achieves the projected sales revenues;

• controls the Company’s operating expenses;

• continues to attract new business;

• withstands competition in the Company’s marketplace.

Competition

The Company’s competitors are rapidly changing and may be well capitalized and financially stronger than Zyrox Mining International, Inc.’s and competitors could reproduce the Company’s business model without significant barriers to entry.

The Company’s activities may require additional financing, which may not be obtainable.

The Company had limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be adequate to meet the Company’s anticipated cash and working capital needs at least through December 31, 2012. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and future acquisitions and investment in new program development. The Company may also need to raise additional capital to fund expansion of the Company’s business by way of one or more strategic acquisitions. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

The Company’s Common Stock may be thinly traded, and the public market may provide little or no liquidity for holders of the Company’s Common Stock.

Purchasers of shares of the Company’s Common Stock may find it difficult to resell their shares at prices quoted in the market or at all. There is currently a limited volume of trading in the Company’s Common Stock, and on many days there has been no trading activity at all. Due to the historically low trading price of the Company’s Common Stock, many brokerage firms may be unwilling to effect transactions in the Company’s Common Stock, particularly because low-priced securities are subject to an SEC rule that imposes additional sales practice requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). The Company cannot predict when or whether investor interest in the Company’s Common Stock might lead to an increase in its market price or the development of a more active trading market or how liquid that market might become.

The Company depends heavily on the Company’s senior management who may be difficult to replace.

The Company believes that the Company’s future success depends to a significant degree on the skills, experience and efforts of its Chairman, CEO and other key executives. Any of these executives would be difficult to replace. While all of them have incentives to remain with the Company, they are not bound by employment contracts, and there is no assurance that either of them will not elect to terminate their services to us at any time.

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Increasing the Company’s business depends on the Company’s ability to increase demand for the Company’s products and services.

While the Company believes that there is a market for its planned increase in the Company’s products and services, there is no guarantee that the Company will be successful in its choice of product or technology or that consumer demand will increase as the Company anticipates.

The Company may be exposed to significant costs of defense and damages in litigation stemming from current unresolved legal proceedings undertaken in the future by and against the Company.

The Company could be subject of legal proceedings against the Company that could give rise to significant exposure in costs and damages.

The Company’s ability to operate and compete effectively requires that the Company hires and retain skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company need could adversely impact the Company’s business and the Company’s ability to achieve profitability.

The Company may suffer from a business interruption and continuity of its on-going operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions or interest rate fluctuations, inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing and event in the Company being delayed in attaining its projections. Borrowing costs can be affected by short and long term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

The Company is making the offering on a best efforts basis and there is no assurance that the offering will be sold.

There is no assurance that the Company’s offering will be sold, in whole or even in part. The proposed use of net proceeds assumes a sale of the full amount of the offering.

The Board of the Company has full discretion to re-allocate the Proceeds.

The Company intends to use the net proceeds from this offering for the purposes and in the amounts described ‘USE OF PROCEEDS’. The Company’s estimates of its allocation of the net proceeds of the offering are based upon the current state of its business operations, its current plans and current economic and industry conditions. These estimates are subject to change based on material factors such as delays in project development, unanticipated or changes in the level of competition, adverse market trends and new business opportunities. Thus the Company will have broad discretion to make material changes in the allocation of the proceeds.

There is a limitation on the officers and directors liability.

The articles of the Company limit the personal liability of directors and officers for breach of fiduciary duty and the Company provides an indemnity for expenses and liabilities to any person who is threatened or made a party to any legal action by reason of the fact that the person is or was a director or officer of the Company unless the action is proven that the person was liable to be negligent or misconduct in the performance of their duty to the Company.

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The loss of our key officers or directors may raise substantial doubt as to the continued viability of the Company.

Zyrox Mining International, Inc.’s operations depend on the efforts of key officers and directors and the loss of their services may irreparably harm the Company in such a manner that it may not be able to overcome any such loss in management.

Purchasers in this offering will have limited control over decision making because the new group of shareholders will control only 33% of the currently issued and outstanding common stock.

Such limited control may also make it difficult for stockholders to receive a premium for their shares of the Company in the event the Company enters into transactions, which require stockholder approval. This limited concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may lose their entire investment if Zyrox Mining International, Inc. fails to implement its business plan.

Zyrox Mining International, Inc. expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. Zyrox Mining International, Inc. (formerly Diversified Energy & Fuel, Inc.) was formed in Nevada on June 3, 2009. Zyrox Mining International, Inc. has no demonstrable operations record of substance upon which you can evaluate the Company’s business and prospects. Zyrox Mining International, Inc. prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Zyrox Mining International, Inc. cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Zyrox Mining International, Inc. has had only limited start-up operations and has generated very small revenues. In addition, Zyrox Mining International, Inc.’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

Because of our new business model, we have not proven our ability to generate profit, and any investment in Zyrox Mining International, Inc. is risky.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of a new technologies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precedes meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

We may face distribution and product risks.

Our future financial results depend in large part on our ability to develop relationships with our customers. Any disruption in our relationships with our future customers could adversely affect our financial performance.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

8

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase additional equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships. Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

Competitors with more resources may force us out of business.

Competition in our sectors of business come from a variety of factors, including quality, timely commissioning of new projects, product positioning, pricing and brand name recognition. The principal competitors for our business may do this better than we can. Each of these competitors has substantially greater financial resources than we do. New technologies may also present substantial competition. We may be unsuccessful in competing with these competitors, which may materially harm our business.

Zyrox Mining International, Inc. may not be able to attain profitability without additional funding, which may be unavailable.

Zyrox Mining International, Inc. has limited capital resources. Unless Zyrox Mining International, Inc. begins to generate sufficient revenues to finance operations as a going concern, Zyrox Mining International, Inc. may experience liquidity and solvency problems. Such liquidity and solvency problems may force Zyrox Mining International, Inc. to cease operations if additional financing is not available.

RISKS ASSOCIATED WITH THIS OFFERING

You may not be able to sell your shares in Zyrox Mining International, Inc. because there is a limited public market for Zyrox Mining International, Inc. stock.

There is a limited public market for Zyrox Mining International, Inc. common stock. Therefore, the current and potential market for Zyrox Mining International, Inc. common stock is limited. Zyrox Mining International, Inc. cannot guarantee that a meaningful trading market will develop.

The trading price of Zyrox Mining International, Inc. common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Zyrox Mining International, Inc. control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Zyrox Mining International, Inc. stock.

Liquidity on the OTC Bulletin Board is limited, and the Company may be unable to obtain listing of the Company’s Common Stock on a more liquid market.

The Company’s Common Stock is currently quoted on the OTC:PK Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or SmallCap Market). There is uncertainty that any of the Company’s securities will ever be accepted for listing on an automated quotation system or securities exchange.

Investors may have difficulty liquidating their investment because Zyrox Mining International, Inc.’s stock will be subject to Penny Stock Regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Zyrox Mining International, Inc. shares, thereby reducing the level of trading activity in any secondary market that may develop for Zyrox Mining International, Inc. shares. Consequently, customers in Zyrox Mining International, Inc. securities may find it difficult to sell their securities, if at all.

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Investors in this offering will bear a substantial risk of loss due to immediate increase and subsequent dilution.

The principal shareholders of Zyrox Mining International, Inc. own 27% of the outstanding shares of Zyrox Mining International, Inc. common stock. Further issues of stock will mean that shareholders may experience substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Please refer to the section titled “Dilution” herein.

USE OF PROCEEDS

When all of the shares are sold the gross proceeds from this offering will be $12,500,000. Our management will have broad discretion to allocate the net proceeds from this offering. Actual expenditures may vary substantially from our estimates. We may find it necessary or advisable to use portions of the proceeds for other purposes. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to Us:	$12,500,000

Property & Equipment	$7,150,000
Purchase of Zyrox Mining Co. Ltd.	$1,250,000
Retirement of Liabilities	$500,000
Working Capital	$3,600,000

Total Net Proceeds	$12,500,000

In the event we are only able to raise the minimum offering proceeds of $6,250,000.00 then the Issuer shall use the funds in the following manner: $2,325,000 for property and equipment, $1,250,000 for purchase of Zyrox Mining Co., Ltd., $500,000 for retirement of liabilities, and $2,175,000 for working capital.

DETERMINATION OF OFFERING PRICE

The offering price of the 50,000,000 shares of common stock offered for sale at the value of $.25 per share bears no relationship to any objective criterion of value and bears no relationship to Zyrox Mining’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level is increased as a result of the relatively high book value of Zyrox Mining International, Inc.’s issued and outstanding stock. With 102,238,200 common shares issued, the net book value of Zyrox Mining International, Inc. before the offering is $ .94. Assuming all 50,000,000 shares offered are sold, and in effect Zyrox Mining International, Inc. receives the maximum estimated proceeds of this offering from shareholders, Zyrox Mining International, Inc. net book value will be approximately $ .63 per share. Therefore, any investor will incur an immediate and substantial increase of approximately $ .39 per share, while the Zyrox Mining International, Inc.’s present stockholders will receive a decrease of $ .30 per share in the net tangible book value of the shares that they hold. This will result in a 256% increase for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in Zyrox Mining International, Inc. previously:

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Book Value Per Share Before the Offering	$.94

Book Value Per Share After the Offering	$.64

Net Decrease to Original Shareholders	$.30

Increase in Investment to New Shareholders	$.39

Increase to New Shareholders (%)	256%

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell Shares directly to the public, with no commission or other remuneration payable for any Shares that are sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Carl H. Kruse, our President and director, will sell the Shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Registrant intends to register 50,000,000 common shares at the fixed price of $.25 per share for sale to the public and if all 50,000,000 common shares are sold then the Registrant shall receive $12,500,000.00 from the offering.

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DEPOSIT OF OFFERING PROCEEDS

This is a “best effort” offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum total of 25,000,000 common shares are sold and all proceeds from such sale are received. We intend to hold all monies collected for subscriptions in a separate escrowed bank account with JPMorgan Chase Bank, NA located at 10706 Biscayne Blvd., Miami, FL 3316, until the total amount of $6,250,000.00, which is the minimum, has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable unless the total minimum offering of 25,000,000 common shares are not sold. All checks for subscriptions should be made payable to “Zyrox Mining International, Inc.”

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 3,000,000,000 shares of common stock, par value $.001 per share of which there are currently 102,238,200 issued and outstanding. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

There are currently no outstanding option or warrant awards, and the Company has not implemented any equity compensation plan.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK

The Company’s authorized capital stock of Preferred Shares consists of 300,000,000 shares divided into three classes of 100,000,000 Preferred Shares each, designated as Class “A”, Class “B” and Class “C.” All shares of Preferred Stock are at par value of $.001 per share.

There are currently 855,000 Preferred “A” shares outstanding. Preferred “A” shares are super-voting shares, are non-dilutive and they convert only in exchange for the partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of Shares of Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

Each dollar of debt represents one preferred share.

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If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of the total number of shares of Common Stock which are issued and outstanding at the time of voting.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to May 31, 2012 included in this prospectus have been audited by CPA Services Corp.com, 8501 Pines Blvd - #207, Pembroke Pines, FL 33029 and signed by Enrique Nowogrodzki, a Certified Public Accountant admitted to the PCAOB. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

We were incorporated on June 3, 2009, under the laws of the State of Nevada.

As of the date hereof, we have had only limited start-up operations and have not generated any significant revenues.

Our executive offices are located at 1800 NE 114th Street, Suite 609, Miami, Florida 33181 – 3414 with telephone number of (855) 229-9979.

Our fiscal year-end is May 31.

INDUSTRY BACKGROUND

Zyrox Mining International, Inc. (formerly Diversified Energy & Fuel, Inc. until August 15, 2012) was incorporated in the State of Nevada on June 3, 2009. Zyrox Mining International, Inc. began formal operations on June 3, 2009, with the principle purpose of developing, marketing and selling software products through the Internet, and to provide web based services for individuals and small business. During 2010, this business was discontinued and management focused on developing a biodegradable plastic opportunity.

On November 8, 2010, the Company entered into an agreement to acquire 100% of the Membership Interests of WSVPA Bio Products Incorporated, a Nevada LLC in consideration for 102,238,200 shares of common stock. After completion of their due diligence, WSPVA formally closed on the transaction on May 12, 2012. The Company subsequently received 500,000,000 Class "A" membership units and 1,000,000 Class “B” membership units representing 100% of the membership interest of WSPVA (dissolvingplastic.com) in return for 102,238,200 common shares of the Company and WSPVA is now a wholly owned subsidiary of the Company.

PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

Global plastics consumption will be over 500 billion pounds this year, and is growing by over 15 billion pounds per year.

The USA alone uses 380 billion plastic bags per year, over 1 billion per day, using the equivalent of 1.3 billion gallons of oil annually to produce.

•	An estimated 500 billion to 1 trillion plastic bags will be consumed worldwide this year. That comes out to over one million bags per minute.

•	Americans will use 125 billion plastic (water & soda) bottles this year, using 12.5 billion pounds of plastic.

•	3 billion pounds of stretch wrap gets used in the US per year, using the equivalent of over 240 million gallons of oil annually to produce.

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The combined value of the European and US plastic packaging market is $1.04 trillion. One pound of plastic is being sold for an average of US$2 to the end user.

You get the picture. Our consumption of plastic products is growing and growing—and the market is strong.

BUT … Plastic has a dark side.

•	Plastic can take up to 1,000 years to biodegrade. It furthermore can leak or break down into harmful chemicals when reused or recycled, and produces large amounts of greenhouse and other gases upon disposal. It is not a friend to the environment.

•	86% of plastic water bottles used in the U.S. (100 billion) end up in landfills.

•	The bottled water we purchase is often in #1 PET or PET bottles (polyethylene terephthalate), which may leach DEHA, a known carcinogen, if used more than once.

•	Californians alone throw away 294 million pounds of plastic bags every year, enough waste to circle the planet over 250 times.

•	Over 246 million lbs. of debris enter our oceans per day, making over 90 billion pounds per year. Globally, the proportion of plastic among marine debris worldwide ranges from 60 to 80%, although it has reached over 90–95% in some areas. Around 60% of this debris is plastic, making a full 8% of the world’s plastics end up in the oceans!

Bio-Plastics are already on the Increase

Many bio-plastics are available on the market today. Bio-based and biodegradable plastics are a very promising innovation for both industry and the economy. Compost-ability is the main material property, which differentiates bio-plastics products from conventional plastic material. This enables the organic recycling of bio-plastics products. The other differentiating feature is that the components are derived entirely from renewable raw materials.

“Bio-plastics are biodegradable and can be made from the triglycerides found in oilseeds such as canola, starches, such as those found in corn, sugar beets and potatoes, or on using proteins from soybeans. Companies like Telles are using corn instead of petroleum to engineer the polymers necessary to make plastic. The corn is introduced to microorganisms in a fermentation process that yields a polymer. The polymer is then made into pellets that are used to make different grades of paper coatings and thermoformed products.”

These alternatives are advantageous to our environment, because they require less energy to process than conventional plastics; they release CO2 and water after degradation, recycle carbon in our environment thereby reducing CO2 production and stabilizing the environment and produce more fertile soil after degradation rich in nutrients and good for further farming.

The Company’s Unique Niche:

The Company’s Bio-Plastic is Unique both in Composition and Process.

The Solution is in the Patented Technology, not just the PVA Film

The process, technique, and equipment developed around the rotary-drum, forming dual-directional stretching water-soluble PVA Film, has successfully solved many technical puzzles arising out of the wet-producing process of fast film-forming, film-peeling, and continuous high efficient production.

This results in a short process flow, relatively small equipment cost, small floor space, low energy consumption, little noise, and very-clean production surroundings.

The rotary drum surface involved in this invention is a special metal material. It requires the patented machine’s feeding system to uniformly spray the PVA solution onto the surface of the drum, which is continuously heated and which smoothly rotates to form the PVA Film.

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The water-soluble PVA Film produced by the process is characterized by sound performance, high strength and good transparency.

The pursuit of innovation demands that the Company continually expand its understanding of the chemistry and physics of film, extrusion and clean room techniques, and work closely with the Company’s suppliers and customers.

What’s unique about the Company’s PVA Film is:

•	its price point is competitive with plastics currently on the market (depending upon the price of oil or corn);
•	it biodegrades quickly in both compost and landfills without needing any industrial additives (a large variety of naturally occurring microorganisms have been proven to degrade PVA);
•	it is an excellent barrier to odors, bacteria, carbon dioxide, hydrogen and oxygen, and is solvent resistant;
•	it is non-toxic. While the film is not approved for food contact applications yet, independent studies have shown it to be non-toxic;
•	it is stable even under extreme heat and other conditions; and
•	it is water-soluble and will dissolve in certain pre-configured temperatures of water (cold, warm and hot water soluble grades are available).

Consumers will enjoy having the option of either disposing of our plastic with their trash, knowing it will quickly biodegrade in a landfill, or simply dissolve our plastic down their kitchen sinks.

The Company has few PVA Packaging Material direct competitors—even with so many biodegradable plastics available today.

The Company’s Product (PVA) versus PET & PLA

The Company’s plastic is a polyvinyl alcohol (“PVA”) based plastic, which is non-toxic, 100% biodegradable and water-soluble. It doesn’t discolor when exposed to sunlight, nor degrade with heat. PVA has been evaluated by the FDA and is “Generally Considered as Safe,” even for human consumption (as it is often used as a coating for medication, fruit and vegetables).

PVA itself is not a new invention, but until now, it could only be produced in a hand-made manual way; no machine could efficiently mass-produce it.

What makes the Company’s PVA Packaging Material unique is that the Company’s scientists have discovered a way to produce this plastic for a variety of applications at relatively low costs by using the Company’s proprietary methods and patented machine(s).

Here is how it matches up against the competition:

The Company’s PVA film is superior and unique amongst all biodegradable products on the market today. MonoSol in the U.S. (see: http://www.monosol.com/) is a competitor. The main competitor in the field is Aicello of Japan (see: http://www.solublon.com/).

PVA water-soluble film is used in diverse applications such as packaging, mold release, transfer printing, embroidery, medical and textiles.  The industry is primarily focused on film/wrap/bags applications. The fastest growing segment is household laundry and dishwasher detergent packages, with the detergent being in a single serving plastic bag consisting of a PVA film that dissolves during the cleansing process. Laundry bags (medical facilities) are also an established market. In addition, polarizing PVA film for LCD (Liquid Crystal Displays) is a growing market (high-end, mostly out of Japan).

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1.	Price. PET uses petroleum and its price fluctuates with world oil prices. PLA is more expensive than PET, uses petroleum in its production process, and its price fluctuates depending upon the price of oil, and/or corn. Unlike PET and PLA, the Company’s product does not contain oil or corn, and it is able to offer stable, long-term and competitive pricing to the customers we plan to divert from PET and PLA.

2.	Biodegradability & Convenience of Disposal. Unlike PET and PLA, the Company’s product is 100% biodegradable in both a landfill and in compost. This means the consumer can dispose of the Company’s product directly in their trash. It is also water soluble, which allows consumers to simply dissolve the plastic under certain water temperatures in their sink. Since the recycling process uses water to cleanse recycled plastic, the Company’s plastic should simply dissolve during the recycling process and will thus not “contaminate” the recycle stream like PLA is accused of doing. Taken together, the consumer has the options of: (i) disposing the product in the trash; (ii) dissolving it in their sink; and/or (iii) depositing it in the recycle bin.

3.	Quality of Our Product. PET is a very high quality, durable plastic. PLA can be susceptible to instability in heat, sunlight and other factors, which might affect its marketability. The Company’s product, by comparison, is very stable under heat just like PET. In fact, it has been tested by a plastic bag producer at temperatures up to 380°F, and our product didn’t change. By contrast, PET burnt to a crisp. Despite the product’s strength and durability, it will quickly dissolve in certain temperatures of water (we can design the temperature parameters depending upon the application) and will degrade quickly when exposed to bacteria in a landfill or soil. In addition, uncertified tests have been made on “freshness” using the Company’s PVA Film and it was found that a ripe piece of fruit, when sealed in PVA Film, stays fresh for a full 30 days.

4.	Accessibility and Production of the Raw Material for the Production of PVA Film. Though any bio-substance that can ferment into an alcohol can be used to make the PVA Film from the patented PVA Film Machine, after extensive testing of the properties of various plants, vegetables and fruits, it has been concluded that (i) the biodegradable qualities are not equal amongst all bio-substances; (ii) some bio-substances leave varying degrees of residue upon degradation; (iii) the cost varies; and (iv) so does the time taken to ferment and get the raw material ready for the PVA Film making process.

Therefore, the scientists have chosen the best possible raw materials that produce the greatest amount of benefits and cost savings.

Since 500 Billion pounds of plastic will be produced and sold this year, the markets and applications are endless. Since the product is 100% “Green” it will also be in immediate demand, especially since there are so few real competitors.

DISTRIBUTION METHODS

Preliminary market development work has been done by WSPVA as follows:

WSPVA believes it has three markets for its PVA Film (stemming from formal and informal discussions with representatives of companies who are interested in our product(s) once we are in full production, and based upon certain assumptions and conditions):

Pharmaceutical Industry (gowns, gloves, etc.): A packaging factory with capacity to handle 30,000 metric tons per month, totaling 792,000,000 lbs. of plastics per year. They are limited by their production capacity and not by what they can sell. They expressed interest in possibly paying $4.50 per lb. for enough PVA Film to replace their present plastics.

The Fruit and Vegetable Packaging Industry in North America, USA: This industry has over 450 different commodities sold at the retail level. Much of this industry requires plastic “clam shells” to package and market their products. Using just one of the 450 commodities as an example, the State of California alone will require 1,440,000,000 clamshells for strawberries in 2010. In just the strawberry industry, this represents approximately $175,000,000 annually worth of clamshell needs for strawberries alone.

A California Company has given us a conditional order for over 500,000,000 clamshells. This alone represents a potential $60,000,000 in revenues.

Stephen Gould Corporation: is the largest privately owned packaging sales organization in the United States. It transacts over $500M in sales annually. Stephen Gould services over 1,000 current customers like Disney, Verizon Wireless, RIM/Blackberry, and Golden State Foods (services fast-food enterprises such as McDonalds). Stephen Gould has tested our PVA Film and believes that it is “… game changing on a global level.” They are interested in exclusive rights to use our PVA Film for several of their customers, including possibly Golden State Foods – servicing McDonalds and others in the fast food industry. We wish to establish a diverse portfolio of customers, but the plastic bag industry has lower margins than the above two options. Nevertheless, when we have developed enough PVA Film Machines, this is a very attractive contract to fulfill.

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Nobility Fruit Co. has given us an initial order for 1,000,000,000 clamshells, to be expanded as our production can handle the order. This totals $118,000,000 annually, with a projected $95M in Net Profits, where only fixed annual expenses are computed. That’s a projected $475M Net Profit for a 5-year contract. It takes 63 PVA Film Machines to fill this order. If we expand in order to fill their entire 3 billion clamshell needs, we would need 189 machines. This order represents a $2.56 per lbs and $6.24 per lbs. price for our plastic, as compared to the $4.50 per lbs price for the pharmaceutical application.

COMPETITION

Presently, the packaging and consumer products plastic industry utilizes primarily two types of plastic: Polyethylene Terephthalate (“PET”) and Poly Lactic Acid (“PLA”).

PET (Polyethylene Terephthalate)

PET dominates the consumer plastic industry. It is used in plastic bottles, bags, clamshells and most other packaging and consumer product applications. Because PET is petroleum based, its price fluctuates with the price of oil. It is not biodegradable, but it is commonly recycled. It takes between 500-1,000 years to biodegrade.

Though a very stable product, it cannot be produced from renewable energy sources and it is very destructive to the environment—both land and water.

PLA (Poly Lactic Acid)

PLA is a relatively new entry into the plastic packaging and consumer goods market. PLA is typically a corn oil based plastic when produced in the U.S., and a sugar cane based plastic outside of the U.S.

In the US, there is one primary producer of PLA products, and that is NatureWorks LLC. PLA is generally more expensive than PET, but there is a demand for it nonetheless because it is considered “green” compared to PET.

However, by NatureWorks LLC’s own admission, their product is not biodegradable. It is “compost-able,” but only in an industrial compost facility. Moreover, it cannot degrade in landfills, will not degrade in the ocean or soil, and may contaminate the recycling industry.

Despite the relatively high prices and all the aforementioned problems with PLA, many major retailers (like Walmart and Trader Joes and others) are demanding PLA products to promote a “green” ideology. We intend to quickly fill that demand with our product.

We include under the PLA category, other plastics considered Biodegradable and which come from renewable vegetation-based resources because they all share common drawbacks. PLA has other drawbacks.

1.	It is more expensive to produce.
2.	It is unstable in heat.
3.	It has a tendency to discolor under direct sunlight.
4.	Consumers don’t know what to do with PLA products, as they require industrial composting, and consumers often dispose of PLA products in either the trash or the recycle stream.

We include Cereplast, Inc. (Nasdaq:CERP) as part of the PLA category and they are a serious competitor in some important ways. We include certain details here so one can immediately see the complexity of production of usable resin—whereas the Company’s PVA Film is simply made from alcohol, converted to a liquid which is fed into a PVA Machine, making rolls and rolls of plastic which is easily distributed and used by all conventional machines.

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Cereplast designs and manufactures proprietary starch-based, plastics created from their proprietary bio-plastics technology, which incorporate PLA as part of the resin. These bio-resins replace a significant portion of petroleum-based additives with bio-based material such as starches from tapioca, corn, wheat and potatoes, resulting in sustainable plastics.

Since Cereplast is starch-based, rather than petroleum-based, the cost is not subject to fluctuation based on the price of fossil fuels. The manufacturing process for Cereplast resins takes place at a lower heat than that required for manufacturing with traditional plastics, further bringing down manufacturing costs.

Resin manufacturing requires the Cereplast production team to select the right biopolymer matrix made from renewable, cost-stable resources. These biopolymers include polylactic acid (PLA) from NatureWorks LLC, soy proteins, PHA, PHBs, or starch from corn, wheat or potatoes.

The selected biopolymer is blended with other biodegradable components to reinforce its molecular structure through a proprietary process developed by Cereplast. The blend is then polymerized and treated with nano-composites for surface optimization and further reinforcement. The entire green composite process is high-speed and low-cost. The final product is then packaged and shipped to converters, which are able to process the resin using traditional equipment.

Cereplast products are certified biodegradable by a number of independent agencies. The products are fully compost-able in commercial facilities within 60-180 days, leaving no chemical residue. Cereplast products can be discarded with food waste – no separation required.

Cereplast Hybrid Resins® products are bio-based, replacing 50% or more of the petroleum content in traditional plastic products with materials from renewable sources such as starches from corn, tapioca, wheat and potatoes.

We could include a long list of semi-biodegradable products, but all share similar properties that differentiate them from our product:

•	They remain unstable when produced by a machine or when they encounter heat or extreme conditions.
•	Many of these products must be produced by hand and don’t presently have a machine-based application.
•	Compost-ability is most often subject to some industrial process instead of being able to just be placed in a hole in the ground and covered.
•	Price of production is still higher than our PVA Film

According to Doug Woodring, founder of the Ocean Recovery Alliance, “Plastic and other waste in the ocean have caused a large impact on the environment and ecosystem, much of which is only just becoming understood. It can kill marine life, may be entering our food chain, and can have a negative effect on people’s health and safety. Global consumption of plastic has outstripped our infrastructure in waste management. It is estimated that over 70% of the plastic and other waste in the ocean enters from land based sources, and this has spurred urgent attention on its environmental impact.”

There are growing indications that the cumulative effect of plastic use as a common business component is having increasingly harmful environmental impacts. Recent studies include the following data:

•	More than 7 million tons of garbage reaches the marine environment every year according to the UNEP.
•	Most plastic is not biodegradable, and the decomposition of many types of plastic can take hundreds of years.

SOURCES AND AVAILABILITY OF PRODUCTS

WSPVA believes it has three markets for its PVA Film (stemming from formal and informal discussions with representatives of companies who are interested in our product(s) once we are in full production, and based upon certain assumptions and conditions):

Pharmaceutical Industry (gowns, gloves, etc.): A packaging factory with capacity to handle 30,000 metric tons per month, totaling 792,000,000 lbs. of plastics per year. They are limited by their production capacity and not by what they can sell. They expressed interest in possibly paying $4.50 per lb. for enough PVA Film to replace their present plastics.

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The Fruit and Vegetable Packaging Industry in North America, USA: This industry has over 450 different commodities sold at the retail level. Much of this industry requires plastic “clam shells” to package and market their products. Using just one of the 450 commodities as an example, the State of California alone will require 1,440,000,000 clamshells for strawberries in 2010. In just the strawberry industry, this represents approximately $175,000,000 annually worth of clamshell needs for strawberries alone.

A California Company has given us a conditional order for over 500,000,000 clamshells. This alone represents a potential $60,000,000 in revenues.

Stephen Gould Corporation: is the largest privately owned packaging sales organization in the United States. It transacts over $500M in sales annually. Stephen Gould services over 1,000 current customers like Disney, Verizon Wireless, RIM/Blackberry, and Golden State Foods (services fast-food enterprises such as McDonalds). Stephen Gould has tested our PVA Film and believes that it is “… game changing on a global level.” They are interested in exclusive rights to use our PVA Film for several of their customers, including possibly Golden State Foods – servicing McDonalds and others in the fast food industry. We wish to establish a diverse portfolio of customers, but the plastic bag industry has lower margins than the above two options. Nevertheless, when we have developed enough PVA Film Machines, this is a very attractive contract to fulfill.

Nobility Fruit Co. has given us an initial order for 1,000,000,000 clamshells, to be expanded as our production can handle the order. This totals $118,000,000 annually, with a projected $95M in Net Profits, where only fixed annual expenses are computed. That’s a projected $475M Net Profit for a 5-year contract. It takes 63 PVA Film Machines to fill this order. If we expand in order to fill their entire 3 billion clamshell needs, we would need 189 machines. This order represents a $2.56 per lbs and $6.24 per lbs. price for our plastic, as compared to the $4.50 per lbs price for the pharmaceutical application.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Zyrox Mining International, Inc. is not dependent on one or a few major customers.

PATENTS, TRADEMARKS and LICENSES

Exclusive Technology License - Licensors have irrevocably granted to the Company, to the exclusion of Licensors, their Affiliates, Related Entities, Assigns or any person or entity anywhere in the world, an exclusive, non-cancelable license for the United States and Canada to import, purchase, promote, market, distribute, sell, transfer, utilize and/or use, in any way the Company desires and at the Company's absolute and exclusive discretion, the Products, End Products, Patent, PCX Patent, Invention Patent, Patent Rights and/or Intellectual Property, along with any products, services, processes, designs, methods, materials, ingredients, improvements or inventions utilized thereby or derived there from, in any way the Company likes; which license shall be irrevocable, non-cancelable, exclusive, without restriction, and without royalty, and which also includes the right of the Company to sublicense however and to whomever the Company wants ("Exclusive License"). The term of this Exclusive License and all rights related thereto shall be: (i) the maximum term allowable in the P.R.C. and/or other applicable jurisdictions for a license against the Patent and/or PCT Patent, including any extensions thereof; and (ii) in perpetuity with respect to all other aspects of the Company's Exclusive License and exclusive rights granted in this Agreement (or some other shorter period if such shorter period is required by law in a certain applicable jurisdiction, in which case the shorter period shall only apply in that jurisdiction). Licensors (and/or their successors or assigns) shall file patent extensions related to the Patent, PCT Patent, Invention Patent and/or any other patents related to the Patent Rights or Intellectual Property no later than 180 days before expiration thereof. Licensors shall initiate, maintain and defend such patent extension application(s). Upon expiration of any of the Patent, PCT Patent, Invention Patent, and/or any other additional patents related to the Patent Rights or Intellectual Property, Licensors (or, if applicable, their successors) or Assign(s)) shall issue to the Company (or, if applicable, its successor or assign) a new Technology License and Transfer Agreement in form and substance, which is substantially similar to this Agreement and which shall extend and expand the Company's rights hereunder as they relate to the Patent, PCT Patent, Invention Patent, Patent Rights, Product, End Products and Intellectual Property along with any products, services, processes, designs, methods, materials, ingredients, improvements or inventions utilized thereby or derived there from, for a new extended term, which is in perpetuity (or some other shorter period if law requires such shorter period in a certain applicable jurisdiction, in which case the shorter period shall only apply in that Jurisdiction).

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NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

We may face regulatory actions or other sanctions from regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict the repatriation of the proceeds from this offering, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the common stock offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur.

Any uncertainties and/or negative publicity regarding this approval requirement could have a material adverse effect on the trading price of our common stock.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

ENVIRONMENTAL LAWS

The Company’s product is bio degradable and non-toxic. We do not anticipate any problems with environmental laws. However, as a manufacturer, we are subject to various environmental laws and regulations on air emission, wastewater discharge, solid wastes and noise. Although we believe that our operations are in substantial compliance with current environmental laws and regulations, we may not be able to comply with these regulations at all times as the environmental legal regime is evolving and becoming more stringent. Therefore, if the government imposes more stringent regulations in the future, we may have to incur additional and potentially substantial costs and expenses in order to comply with new regulations, which may negatively affect our results of operations.  Further, no assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to us.  If we fail to comply with any of the present or future environmental regulations in any material aspects, we may suffer from negative publicity and be subject to claims for damages that may require us to pay substantial fines or have our operations suspended or even be forced to cease operations.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The Company currently has one full time and two part time employees pending funding. Messrs. Halim, Kruse Cruz and Kruse Velazquez are essential to our ability to continue to grow our business.  Each of these key employees has established relationships within the industries in which we operate. Each of these employees have agreed to non-solicitation and non-compete restrictions during the course of their employment with us, however, these restrictions only extend for a one year period from termination.  Further, we do not maintain, or intend to maintain, key person life insurance for any of our officers or key employees.  If any of them were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue. In addition, we face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is currently quoted on the OTC:PK Board.

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PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock that limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

-	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

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REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The Company’s transfer agent is OTR, Inc., located at 1001 SW 5th Avenue, Suite 1550, Portland, OR 97205, telephone: (503) 225-0375, fax: 503-273-9168 The Transfer Agent is registered under the Exchange Act of 1934, as amended, and the appropriate regulatory authority is the U.S. Securities Exchange Commission.

FINANCIAL STATEMENTS

Our fiscal year-end is May 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period ended May 31, 2011 and May 31, 2012 and the Quarterly period ended August 31, 2012 immediately follow.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed in this annual report.

MANAGEMENT’S PLAN OF OPERATION

The following discussion of our financial condition, changes in financial condition and results of operations for the period ended May 31, 2012.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. The Company aspires to be a fully reporting company by the end of the 4th quarter 2012.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and this public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

RESULTS OF OPERATIONS

For the year-ended May 31, 2012 compared to the period ended May 31, 2011.

At May 31, 2012, we have generated no operating revenue. We earned $103,770.00 in revenues during the twelve-month period ended May 31, 2011. No revenues were earned during the three months ended August 31, 2012.

Operating expenses for the twelve months ended May 31, 2012 totaled $2,340.00. For the three months ended August 31, 2012, operating expenses totaled $79,156. The increase was primarily due to increased professional fees for filing and other professional expenses associated with the merger with WSVPA.

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We incurred a net loss of $6,270.00 during the twelve month period ended May 31, 2012, as compared to a gain of $103,770.00 for the same period ended May 31, 2011. During the three month period ended August 31, 2012, the Company incurred a net loss of $79,156.

Liquidity and Capital Resources

During the twelve months ended May 31, 2012 we experienced negative cash flow of $2,340.00 from operating activities. We recognized positive cash flow from financing activities, relating to contributions to capital, proceeds from share issuance, repayments to and conversion from related party loans, in the amount of $103,770.00 during the same period ended May 31, 2011. We experienced negative cash flow of $7,250 for the three months ended August 31, 2012.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

(Phase 1) We intend to seek investment equity and financing to construct one Production Plant by the end of the first year. We have built the financial proformas around this scenario, which will be available after appropriate NDAs and Letters of Intent are signed.

(Phase 2) Starting with Year 2, the Company then has the option to 1) construct a second Production Plant and have it in full production by the end of the 2nd year; 2) focus on setting up license agreements for building PVA Machines to be shipped to other countries, such as Thailand (where much of Asia’s and US plastics are produced and for which we have direct access to the main companies involved); or 3) a combination of the two.

Company Structure: The Founders have set up a Hong Kong based Holding Company, along with a Marketing Company (Hong Kong) and Production Company (China.) utilizing their own funds. Approximately $400,000 was expended on this effort during 2011 and $156,000 during the current year. This structure is designed to maximize the return of investment and flexibility of the Company’s operation, while minimizing taxes and creating zero risk to the holding company when the subsidiaries are merged in. The Marketing Company will be responsible to build the brand, secure global contracts for the sale of the PVA Film and products. The Production Company in China, will be responsible for the manufacturing of the PVA Film machines and production of the PVA Film. In future phases, this Company will produce PVA Film Machines to be licensed outside of China, beginning with North America.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

Nature of Business

Zyrox Mining International, Inc. (formerly Diversified Energy & Fuel, Inc. until August 15, 2012) was incorporated in the State of Nevada on June 3, 2009. Zyrox Mining International, Inc. began formal operations on June 3, 2009, with the principle purpose of developing, marketing and selling software products through the Internet, and to provide web based services for individuals and small business. During 2010, this business was discontinued and management focused on developing a biodegradable plastic opportunity.

On November 8, 2010, the Company entered into an agreement to acquire 100% of the Membership Interests of WSVPA Bio Products Incorporated, a Nevada LLC in consideration for 102,238,200 shares of common stock. After completion of their due diligence, WSPVA formally closed on the transaction on May 12, 2012. The Company subsequently received 500,000,000 Class "A" membership units and 1,000,000 Class “B” membership units representing 100% of the membership interest of WSPVA (dissolvingplastic.com) in return for 102,238,200 common shares of the Company and WSPVA is now a wholly owned subsidiary of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management’s judgment as to the outcome of future conditions and circumstances.

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Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions.

Basic (Loss) Per Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to the weighted average number of shares outstanding during the period. Diluted earnings per share are calculated by dividing the Company’s net income available to shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted average number of shares outstanding adjusted for any potentially dilutive debt or equity.

Dividends

We have never declared or paid any dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

Comprehensive Income

The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the periods ended May 31, 2012 and May 31, 2011.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Reclassifications

Certain amounts relating to the prior year’s financial statements have been reclassified to conform to the results of the current year presentation. These reclassifications had no effect on the previously reported results of operations or accumulated deficit.

Income Taxes

The Company provides for income taxes under ASC Topic 740, Accounting for Income Taxes. ASC Topic 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company has elected to be taxed as a corporation for Federal and State income taxes.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a May 31 fiscal year-end.

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Stock-Based Compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option-pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. Compensation cost is recognized over the requisite service period, which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

ASC 505, "Compensation-Stock Compensation", establishes standards for the accounting for transactions in which an entity exchanges its equity instruments to non-employees for goods or services. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 505.

Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2012-02 and believes that none of them will have a material effect on the Company’s financial statements.

The financial statements are prepared using the accrual method of accounting. The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected a May 31, year-end.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position
Carl Kruse	72	2009	President, Secretary, Director

Aslam Halim	55	2009	Executive Vice President, Director

Carl Kruse Velazquez	47	2009	Treasurer, Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

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BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the executive officers and directors:

Carl Kruse Cruz– President, Secretary, Director. Mr. Kruse has been self-employed as an auditor and management consultant for the past 30 years. As an owner/operations/administrative executive, he brings a wealth of experience in project planning, management and execution. He was an executive with PepsiCo and Pfizer, served as CFO for SkyPostal Networks, Inc. (OTCBB: SKPN) and was an audit manager for the firm currently known as Ernst & Young, CPA’s. Mr. Kruse is a certified public account formerly licensed to practice in the states of Florida and New York and in the Commonwealth of Puerto Rico. He has an MBA in Managerial Accounting from New York University and a BBA in Production Management from the Baruch School of Business and Public Administration of the City University of New York. He has been associated with the Company since 2009.

Aslam Halim – Executive Vice President, Director. Mr. Halim is Graduate of the University of British Columbia. He has over 36 years of experience as a businessman. He successfully built numerous businesses from ground up and sold them at their peak. He worked for New York Life Insurance Company in the finance department from 1986 to 1992 where he got his business training in real estate development. For the past 12 years, Mr. Halim has lived in China and studied China’s philosophy, understanding the Chinese culture and developing good relationships with many of the State owned companies. He is currently working on numerous international projects that involve China State owned and multinational corporations in the development of natural resources in China and abroad. He serves as President of Da Hai International Trading Limited and Fushun Dahai Lichang Metal Products Co., Ltd. Mr. Halim has held this position since 2009.

Carl Kruse Velazquez – Treasurer and Director. Carl Kruse has more than 20 years experience as an entrepreneur and businessman. Mr. Kruse began his career with Deloitte and Touch in New York and continued with that firm in London. In his position at Deloitte, Mr. Kruse was involved in the preparation of GAAP financial statements and evaluation, the effectiveness of internal controls over financial reporting and SEC reporting and regulations compliance. He will be responsible for the daily record keeping and the preparation of financial statements in accordance with U.S. GAAP. He has founded and sold three separate businesses and today specializes in raising capital for a wide range of enterprises and projects. Mr. Kruse has traveled extensively throughout the Caribbean, Latin America, Europe, Africa and the Middle East and is fluent in English and Spanish and knowledgeable of French, Portuguese and Finnish. He holds a BA, Magna Cum Laude, from Princeton University, an MBA from New York University and an M.A. from Stanford University. Mr. Kruse has held this position since 2009.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board.

None of our current directors hold or held any directorships during the past five years in other reporting companies. Presently, none of our directors is an “independent director” under the Corporate Governance Rules of the NASDAQ Stock Market, Inc., Rule 5605(a)(2). There are no family relationships among any of our directors or executive officers other than Carl Kruse Cruz being the father of Carl Kruse Velazquez.

CORPORATE GOVERNANCE GUIDELINES

Our Board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our common stock is not currently quoted on any listed exchange. However, our Board believes that the corporate governance rules of NASDAQ and NYSE MKT LLC represent good governance standards and, accordingly, during the past year, our Board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission and the new listing standards of NASDAQ and NYSE MKT LLC, and it has implemented certain of the foregoing rules and listing standards during this past fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

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EXECUTIVE COMPENSATION

Currently, our officers and director receive no compensation except for Carl Kruse, the Company’s President, Secretary and Director who has an employment contract with the Company for $250,000.00 per year beginning September 1, 2012. The other Officers and Directors have received shares of common stock previously issued, for services during the development stage of the Company’s business operations and/or for their sale of their WSPVA shares. They are reimbursed for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

The Board of the Directors authorized the issue of its common shares to the officers and directors that had been serving without compensation in the following amounts:

Carl Kruse, President, Secretary and Director	500,000 common shares and 855,000 Preferred A
Aslam Halim, Executive Vice-President and Director	25,935,650 common shares
Carl Kruse Velazquez, Treasurer and Director	660,000 common shares

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive (#)	Deferred Comp Earnings ($)	All Other ($)

Carl Kruse Cruz	2012	83,333	0	$500	-	-	-	-
President, Secretary, and				-
Director	2011	0	0		-	-	-	-

Aslam Halim	2012	-	-	$25,935	-	-	-	-
Executive Vice President, and
Director	2011	-	-	-	-	-	-	-

Carl Kruse Velazquez	2012	-	-	$660	-	-	-	-
Treasurer and Director
	2011	-	-	-	-	-	-	-

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

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COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Carl Kruse Cruz, the Company’s President, Secretary and Director currently has an employment contract with the Company, which calls for an annual salary of $250,000 effective September 1, 2012. No other Board members have employment contracts with the Company currently. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of	Amount of Beneficial	Before	After
Class	Beneficial Owner of Shares (1)	Ownership (2)	Offering	Offering (3)
4
Common	Carl Kruse	500,000	.5	.3
	President and Secretary

	Aslam Halim	25,935,650	25.4	17.1
	VP & Director

	Carl Kruse Velazquez 660,000.5		.4
	Treasurer and Director

All Officers and Directors as a Group		27,095,650	26.5	17.8

1. The address of each executive officer and director is c/o Zyrox Mining International, Inc., 1800 NE 114th Street, Suite 609, Miami, Florida 33181.

2. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3. Assumes the sale of the maximum amount of this offering (50,000,000 shares of common stock) by Zyrox Mining International, Inc. The aggregate amount of shares to be issued and outstanding after the offering is 152,238,200.

FUTURE SALES BY EXISTING STOCKHOLDERS

Further new issues of stock unless registered will be restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

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INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

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TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet for Year Ended May 31, 2012 and May 31, 2011	F-2

Income Statement for Year Ended May 31, 2012 and May 31, 2011	F-3

Cash Flow Statement for Year Ended May 31, 2012 and May 31, 2011	F-4

Statement of Stockholder’s Equity	F-5

Notes to Financial Statements	F-6

Balance Sheet for Quarter Ended August 31, 2012	F-11

Income Statement for Quarter Ended August 31, 2012	F-12

Cash Flow Statement for Quarter Ended August 31, 2012	F-13

Statement of Stockholder’s Equity	F-14

Notes to Financial Statements	F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ENRIQUE NOWOGRODZKI, CPA

CPA Services Corp. Com

Certified Public Accountants

18501 Pines Boulevard, Suite 204, Pembroke Pines, FL 33029

954-261-2413 - FAX: 305-356-7094

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Zyrox Mining International, Inc.

(A Development Stage Company)

We have audited the accompanying restated balance sheets of Zyrox International Mining, Inc. (A Development Stage Company) as of May 31, 2012 and 2011, and the related restated statements of operations, stockholders’ equity and cash flows through May 31, 2012, 2011 and Inception on June 3, 2009 through May 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of Zyrox Mining International, Inc. (A Development Stage Company) as of May 31, 2012 and 2011 and the results of its restated operations and its cash flows through May 31, 2012, 2011 and Inception on June 3, 2009 through May 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has never generated any revenues, has accumulated a loss of $7,125 and currently lacks the capital to pursue its business plan, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Sincerely,

/S/ Enrique Nowogrodzki

Enrique Nowogrodzki

F-1

ZYROX MINING INTERNATIONAL, INC.

BALANCE SHEET

As at May 31, 2012 and 2011

	May 31, 2012	May 31, 2011

ASSETS

Cash on hand	$170	$170

Investment in WSVPA Bio Products International, LLC	98,482,000

TOTAL ASSETS	$98,482,170	$170

LIABILITIES

Due to Stockholders	$2,340	$4,100
Working capital commitment to WSPVA	2,750,000

STOCKHOLDERS’ EQUITY

Common stock, $.001 par value: 3,000,000,000 shares authorized, 102,238,200 shares issued and outstanding at May 31, 2012	102,239	$98,985

Capital paid in excess of par value	95,633,006	0

Preferred shares, $.001 par value: 300,000,000 shares authorized, 855,000 shares Series “A” issued and outstanding at May 31, 2012 855	855

Accumulated deficit	(6,270)	103,770

TOTAL STOCKHOLDERS’ EQUITY	95,729,830	(3,930)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$98,482,170	$170

The Accompanying Notes Are An Integral Part of these Financial Statements

F-2

ZYROX MINING INTERNATIONAL, INC.

Income Statement

For the years ended May 31, 2012 and 2011

	May 31, 2012	May 31, 2011

Operating Revenues	$0	$0

Reversal of Issuance of shares for donated services in prior period	98,985
Net Income	98,985

Expense

Professional fees	2,000	1,500
Bank fees	240	30
Office supplies	100	100
Miscellaneous expenses		3,155
Issuance of shares for services		98,885

Deficit at beginning of year	(98,985)

Net loss	$(2,340)	$(103,770)

The Accompanying Notes Are An Integral Part of these Financial Statements

F-3

ZYROX MINING INTERNATIONAL, INC.

Source and application of Cash Flows

For the years ended May 31, 2012 and 2011

	May 31, 2012	May 31, 2011

Sources and Application of Cash in Bank:

Net loss	$(2,340)	$(103,770)
Income from acquisition activities	98,985
Loan from shareholder	2,340

Less adjustments to reconcile net income (loss) to net cash flows:
Reversal of issuance of common shares	(98,985)
Issuance of common shares for donated services	98,985
Loan from Shareholder converted to common shares	(4,100)	4,100
Increase in common stock	3,254
Increase in capital paid in excess of par	914
Conversion of preferred to common		(145)

Cash and cash equivalents at beginning of period	170	1,000

Cash and cash equivalents at end of period	$170	$170

The Accompanying Notes Are An Integral Part of these Financial Statements

F-4

ZYROX MINING INTERNATIONAL, INC.

Statement of Stockholders’ Equity

June 1, 2010 through May 31, 2012

				Total
		Stated	Additional	Stockholders’
	Number	Value	Paid-in Capital	Equity

Balance – June 1, 2010	1,000,000	1,000		1,000

Conversion of preferred to common	(145)	(145)		(145)

Issuance of common shares	98,984,744	98,985		98,985

Accumulated deficit				(103,770)

Balance – May 31, 2011	98,984,599	98,985		(3,930)

Paid in capital			96,136,861	96,136,861

Issuance of common shares, Note 1	3,253,456	4,100		3,254

Retained earnings				96,645

Balance – May 31, 2012	102,238,055	$103,085		$96,232,830

The Accompanying Notes Are An Integral Part of these Financial Statements

F-5

ZYROX MINING INTERNATIONAL, INC.

Notes to Financial Statements

May 31, 2012 and 2011

Note A – NATURE OF ACTIVITIES AND ORGANIZATION

Zyrox Mining International, Inc. (The Company) common stock trades on the over-the-counter (“OTC”) market and is currently quoted on the OTC Markets Group Quotation Service and on other financial websites under the symbol “ZYRX”. The Company began trading as Riverdale Capital Ltd. under the symbol “RICP” on June 3, 2009. On April 30, 2012, he Company changed its name to Diversified Energy & Fuel International, Inc. Effective August 15, 2012 the Company changed its name to Zyrox Mining International, Inc. and its symbol to ZYRX.

On September 3, 2009, RICP acquired Internet Properties Group (”IPG)”) for 6,430,000 common shares. As a result of the acquisition of IPG, Philip T. Kueber became the controlling shareholder of the Company, holding 44% of the Common Shares outstanding and 100% of the Preferred Shares outstanding. On September 30, 2009, this transaction was reversed. As a result of the above situation, the former President/Sole Director, Philip T. Kueber, resigned from his positions and transferred his interests in the Company for $250,000 he personally owed to the current President, resulting in a change of control.

On September 8, 2010, FINRA approved a 1:10,000 reverse split effective September 9, 2010. All financial statements have been adjusted to reflect the reverse.

The Company finalized the acquisition of a biodegradable plastic manufacturer, WSPVA, Bio Products International, LLC, a Nevada LLC, on March 12, 2012 for 102,238,200 common shares, of which 98,984,744 had been issued to WSPVA shareholders in the prior fiscal year and recorded as Issuance of Common Shares for Donated Services because of the uncertainty of completing the transaction. The Company now owns 100% of the equity interests of this wholly owned subsidiary. With the transaction completed, the market value of the shares issued on March 12, 2012 was recorded as the purchase price for WSPVA.

The Company fiscal year end is May 31.

The Company has not been in bankruptcy, receivership or any similar proceeding, and continues to review merger-acquisitions as part of its ongoing business strategy.

The Company does not currently compensate officers or directors who serve on the board of directors.

Management and administrative support: Since inception, the Company has received the majority of its managerial services and administrative support at no cost from management and shareholders of the Company.

F-6

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States. In the opinion of management, all adjustments have been made to present fairly the financial statements of the Company. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The financial statements are expressed in U.S. funds.

NOTE C – CASH EQUIVALENTS

Cash equivalents include financial instruments with an original maturity of three months or less. The Company may maintain cash and cash equivalent deposits in excess of federally insured limits at certain financial institutions.

NOTE D – USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management’s judgment as to the outcome of future conditions and circumstances.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions.

NOTE E – REVENUE RECOGNITION

The carrying amounts of share subscriptions receivable approximate their fair values because of the short-term nature of these instruments. Common shares are valued at the lower of cost or market value.

NOTE F – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of share subscriptions receivable approximate their fair values because of the short-term nature of these instruments. Common shares are valued at the lower of cost or market value.

F-7

NOTE G – IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 153 (SFAS 153), Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after September 15, 2006. The adoption of SFAS 153 did not have a material impact on the results of operations.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, which establishes the FASB Accounting Standards Codification (“ FASB ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied in preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Codification does not change or alter existing GAAP. The implementation had no impact to the Company’s financial position or results of operations.

NOTE H – COMPREHENSIVE INCOME

FASB ASC 220-10-20: Comprehensive Income establishes standards for the reporting and disclosure of comprehensive income and its components, which will be presented in association with a company's financial statements. Comprehensive income is defined as the change in a business enterprise's equity during a period arising from transactions, events or circumstances relating to non-owner sources, such foreign currency translation adjustments and unrealized gains or losses on available-for-sale securities. It includes all changes in equity during a period except those resulting from investments by or distributions to owners.

F-8

NOTE I – CAPITAL STOCK

Management has developed a strategic plan to develop its management team and to increase its acquisition of synergistic properties. Management anticipates generating sufficient revenue to fund the operations of the Company during the next fiscal year and to acquire an additional subsidiary.

NOTE J – CAPITAL STOCK

Common Shares Authorized – 3,000,000,000 common shares of $.001 par value

Issued and Outstanding – 102 238,200 common shares

Preferred Shares Authorized	- 100,000,000 Series “A”
- 100,000,000 Series “B”
- 100,000,000 Series “C”

Issued and Outstanding	- 855,000 preferred shares Series “A”

NOTE K – CONTINGENCIES

The Company may from time to time be subject to legal proceedings and claims that may arise in the ordinary course of its business. There are no legal matters pending at the present date.

NOTE L – SUBSEQUENT EVENTS

Management is currently in negotiations with Zyrox Mining Co., Ltd., a British Columbia mining operation and has signed a Memorandum of Understanding with the Zyrox shareholders. Discussions with a local Venture Capital firm are being finalized to obtain the necessary capital to close the transaction and to expand the current operation.

The Company has engaged an attorney to file an S-1 to achieve fully reporting status with the SEC. The Company aspires to be a fully reporting company by the end of 4th quarter 2012.

F-9

NOTE M – CERTIFICATION INFORMATION AND DISCLOSURE STATEMENT

All information furnished herein has been prepared from the books and records obtain from Zyrox Mining International, Inc. in accordance with rule 15c2-11 (a)(5) promulgated under the Securities and Exchange Act of 1934, as amended, and is intended as information to be used by the public.

No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained herein in connection with the Company. Any representations not contained herein must not be relied upon as having been made or authorized by the Company.

NOTE N - CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT

Any statements in this report that are not historical facts are intended to fall within the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, and “anticipate”, “may”, “will”, or similar statements or variations of such terms. Any forward-looking statements should be considered in light of the risks and uncertainties associated with Zyrox Mining International, Inc. and its businesses, economic and market conditions prevailing from time to time, and the application and interpretation of Federal and state tax laws and regulations, all of which are subject to material changes and which may cause actual results to vary materially from what had been anticipated. Certain factors that could affect Zyrox Mining International, Inc. include conditions affecting revenues, reliance on key personnel, competition, and regulatory and legal matters.

F-10

Zyrox Mining International, Inc.

BALANCE SHEET

As at August 31, 2012

ASSETS

Cash in Bank	$7,420

Investment in WSVPA Bio Products International, LLC	98,985,000

TOTAL ASSETS	$98,992,420

LIABILITIES

Due to Stockholder	$88,746
Working Capital Commitment to WSVPA	2,750,000

STOCKHOLDERS’ EQUITY

Common stock, $.001 par value: 3,000,000,000 shares authorized, 102,238,200 shares issued and outstanding at August 31st	102,239

Capital paid in excess of par value	96,136,861

Preferred shares, $.001 par value: 300,000,000 shares authorized, 855,000 shares Series “A” issued and outstanding at August 31st	855

Accumulated deficit	(86,281)

TOTAL STOCKHOLDERS’ EQUITY	96,153,674

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$98,992,420

The Accompanying Notes Are An Integral Part of these Financial Statements

F-11

Zyrox Mining International, Inc.

INCOME STATEMENT

For the three months ended August 31, 2012

Operating Revenues	$0

Professional fees	39,853
Claims options	32,000
Bank fees	240
Office supplies	1,413

Net loss	$(79,156)

The Accompanying Notes Are An Integral Part of these Financial Statements

F-12

Zyrox Mining International, Inc.

STATEMENT OF CASH FLOWS

For the three months ended August 31, 2012

OPERATING ACTIVITIES

Net loss	$(79,156)

Loan from shareholder	86,406

Cash at beginning of period	170

Cash at end of period	$7,420

The Accompanying Notes Are An Integral Part of these Financial Statements

F-13

Zyrox Mining International, Inc.

 STATEMENT OF STOCKHOLDERS EQUITY

For the three months ended August 31, 2012

	Number	Stated	Additional	Stockholders’
	of Shares	Value	Paid-in Capital	Equity

Balance – May 31, 2012	102,239,055	$103,094	$96,136,861	$96,232,830

Retained earnings decrease				(79,156)

Balance – August 31, 2012	102,239,055	$103,094		$96,153,674

The Accompanying Notes Are An Integral Part of these Financial Statements

F-14

Zyrox Mining International, Inc.

Notes to Financial Statements

August 31, 2012

NOTE A – NATURE OF ACTIVITIES AND ORGANIZATION

Zyrox Mining International, Inc. (The Company) common stock trades on the over-the-counter (“OTC”) market and is currently quoted on the OTC Markets Group Quotation Service and on other financial websites under the symbol “ZYRX”. The Company began trading as Riverdale Capital Ltd. under the symbol “RICP” on June 3, 2009. On April 30, 2012, he Company changed its name to Diversified Energy & Fuel International, Inc. Effective August 15, 2012 the Company changed its name to Zyrox Mining International, Inc. and its symbol to ZYRX.

On September 3, 2009, RICP acquired Internet Properties Group (”IPG)”) for 6,430,000 common shares. As a result of the acquisition of IPG, Philip T. Kueber became the controlling shareholder of the Company, holding 44% of the Common Shares outstanding and 100% of the Preferred Shares outstanding. On September 30, 2009, this transaction was reversed. As a result of the above situation, the former President/Sole Director, Philip T. Kueber, resigned from his positions and transferred his interests in the Company for $250,000 he personally owed to the current President, resulting in a change of control.

On September 8, 2010, FINRA approved a 1:10,000 reverse split effective September 9, 2010. All financial statements have been adjusted to reflect the reverse.

The Company finalized the acquisition of a biodegradable plastic manufacturer, WSPVA, Bio Products International, LLC, a Nevada LLC, on March 12, 2012 for 102,238,200 common shares, of which 98,984,744 had been issued to WSPVA shareholders in the prior fiscal year and recorded as Issuance of Common Shares for Donated Services because of the uncertainty of completing the transaction. The Company now owns 100% of the equity interests of this wholly owned subsidiary. With the transaction completed, the market value of the shares issued on March 12, 2012 was recorded as the purchase price for WSPVA.

The Company fiscal year end is May 31.

The Company has not been in bankruptcy, receivership or any similar proceeding, and continues to review merger-acquisitions as part of its ongoing business strategy.

The Company does not currently compensate officers or directors who serve on the board of directors.

Management and administrative support: Since inception, the Company has received the majority of its managerial services and administrative support at no cost from management and shareholders of the Company.

F-15

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States. In the opinion of management, all adjustments have been made to present fairly the financial statements of the Company. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The financial statements are expressed in U.S. funds.

NOTE C – CASH EQUIVALENTS

Cash equivalents include financial instruments with an original maturity of three months or less. The Company may maintain cash and cash equivalent deposits in excess of federally insured limits at certain financial institutions.

NOTE D – USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management’s judgment as to the outcome of future conditions and circumstances.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions.

NOTE E – REVENUE RECOGNITION

The carrying amounts of share subscriptions receivable approximate their fair values because of the short-term nature of these instruments. Common shares are valued at the lower of cost or market value.

F-16

NOTE F – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of share subscriptions receivable approximate their fair values because of the short-term nature of these instruments. Common shares are valued at the lower of cost or market value.

NOTE G – IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 153 (SFAS 153), Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after September 15, 2006. The adoption of SFAS 153 did not have a material impact on the results of operations.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, which establishes the FASB Accounting Standards Codification (“ FASB ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied in preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Codification does not change or alter existing GAAP. The implementation had no impact to the Company’s financial position or results of operations.

NOTE H – COMPREHENSIVE INCOME

FASB ASC 220-10-20: Comprehensive Income establishes standards for the reporting and disclosure of comprehensive income and its components, which will be presented in association with a company's financial statements. Comprehensive income is defined as the change in a business enterprise's equity during a period arising from transactions, events or circumstances relating to non-owner sources, such foreign currency translation adjustments and unrealized gains or losses on available-for-sale securities. It includes all changes in equity during a period except those resulting from investments by or distributions to owners.

F-17

NOTE I – CAPITAL STOCK

Management has developed a strategic plan to develop its management team and to increase its acquisition of synergistic properties. Management anticipates generating sufficient revenue to fund the operations of the Company during the next fiscal year and to acquire an additional subsidiary.

NOTE J – CAPITAL STOCK

Common Shares Authorized – 3,000,000,000 common shares of $.001 par value

Issued and Outstanding – 102 238,200 common shares

Preferred Shares Authorized	- 100,000,000 Series “A”
- 100,000,000 Series “B”
- 100,000,000 Series “C”

Issued and Outstanding	- 855,000 preferred shares Series “A”

NOTE K – CONTINGENCIES

The Company may from time to time be subject to legal proceedings and claims that may arise in the ordinary course of its business. There are no legal matters pending at the present date.

NOTE L – SUBSEQUENT EVENTS

Management is currently in negotiations with Zyrox Mining Co., Ltd., a British Columbia mining operation and has signed a Memorandum of Understanding with the Zyrox shareholders. Discussions with a local Venture Capital firm are being finalized to obtain the necessary capital to close the transaction and to expand the current operation.

The Company has engaged an attorney to file an S-1 to achieve fully reporting status with the SEC. The Company aspires to be a fully reporting company by the end of 4th quarter 2012.

NOTE M – CERTIFICATION INFORMATION AND DISCLOSURE STATEMENT

All information furnished herein has been prepared from the books and records obtain from Zyrox Mining International, Inc. in accordance with rule 15c2-11 (a)(5) promulgated under the Securities and Exchange Act of 1934, as amended, and is intended as information to be used by the public.

F-18

No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained herein in connection with the Company. Any representations not contained herein must not be relied upon as having been made or authorized by the Company.

NOTE N - CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT

Any statements in this report that are not historical facts are intended to fall within the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, and “anticipate”, “may”, “will”, or similar statements or variations of such terms. Any forward-looking statements should be considered in light of the risks and uncertainties associated with Zyrox Mining International, Inc. and its businesses, economic and market conditions prevailing from time to time, and the application and interpretation of Federal and state tax laws and regulations, all of which are subject to material changes and which may cause actual results to vary materially from what had been anticipated. Certain factors that could affect Zyrox Mining International, Inc. include conditions affecting revenues, reliance on key personnel, competition, and regulatory and legal matters.

F-19

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Zyrox Mining International, Inc. in connection with registering the sale of the common stock. Zyrox Mining International, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$14,000
Accounting Fees	$10,000
Audit Fees	$3,000

Total	$27,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Nevada General Corporation Law, we have adopted provisions in our by-laws to be in effect that limits or eliminates the personal liability of our directors. Consequently, a director will not be personally liable to us, or our stockholders, for monetary damages or breach of fiduciary duty as a director, except for liability for:

●    any breach of the director's duty of loyalty to us or our stockholders;

●    any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●    any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●    any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

●    we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Nevada General Corporation Law; and

●    we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

 We intend to obtain and thereafter maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

30

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

6,430,000 common shares were issued on September 3, 2009 to Phillip Kueber for the acquisition of Internet Properties Group Inc.

960,000,000 common shares were issued on December 23, 2009 for a proposed capital raise (400,000,000 to Phillip Kueber, 400,000,000 to Debbie Smith, 80,000,000 to Qualstar Capital Group and 80,000,000 to Fordee CA Trust).

1,600,000,000 shares were issued half to Phil Kueber and half to Debbie Smith on December 28, 2009 for a $75,000 debt repayment.

200,000,000 shares were issued to Qualstar Capital Corp. and 200,000,000 to Fordee CA Trust on May 18, 2010 for an acquisition and a proposed capital raise.

All of the above shares were reversed 1:10,000 on September 8, 2010.

98,482,000 common shares were issued to 26 former WVSPA investors and 3,756,000 shares to others to acquire WVSPA Bio Products International LLC by May 12, 2012.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Amended Articles of Incorporation
3.3	Bylaws

5	Opinion of Joseph L. Pittera, Esq.

23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)

99.1	Subscription Agreement

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ITEM 17. UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Zyrox Mining International, Inc. includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

32

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on September 20, 2012.

Zyrox Mining International, Inc.
(Registrant)

By:	/s/Carl Kruse

President, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Carl Kruse	President, Secretary and Director	September 20, 2012

/s/ Aslam Halim	Executive Vice President, and Director	September 20, 2012

/s/ Carl Kruse Velazquez	Treasurer and Director	September 20, 2012

33